Exhibit 10.8

PURE ACQUISITION CORP.

421 3rd Street, Suite 1000

Fort Worth, Texas 76102

[    ], 2018

HighPeak Pure Acquisition LLC

421 W. 3rd Street, Suite 1000

Fort Worth, Texas 76102

Re: Administrative Services Agreement

Gentlemen:

This letter agreement by and between Pure Acquisition Corp. (the “Company”) and HighPeak Energy Partners, LP (“HighPeak LP”), an affiliate of our sponsor, HighPeak Pure Acquisition, LLC, dated as of the date hereof, will confirm our agreement that, commencing on the date the securities of the Company are first listed on the NASDAQ Capital Market (the “Listing Date”), pursuant to a Registration Statement on Form S-1 and prospectus filed with the Securities and Exchange Commission (the “Registration Statement”) and continuing until the earlier of the consummation by the Company of an initial business combination or the Company’s liquidation (in each case as described in the Registration Statement) (such earlier date hereinafter referred to as the “Termination Date”):

(i) HighPeak LP shall make available to the Company, at 421 W. 3rd Street, Suite 1000, Fort Worth, Texas 76102 (or any successor location of HighPeak LP), certain office space, utilities and secretarial and administrative support as may be reasonably required by the Company. In exchange therefor, the Company shall pay HighPeak LP the sum of $10,000 per month on the Listing Date and continuing monthly thereafter until the Termination Date; and

(ii) HighPeak LP hereby irrevocably waives any and all right, title, interest, causes of action and claims of any kind as a result of, or arising out of, this letter agreement (each, a “Claim”) in or to, and any and all right to seek payment of any amounts due to it out of, the trust account established for the benefit of the public stockholders of the Company and into which substantially all of the proceeds of the Company’s initial public offering will be deposited (the “Trust Account”), and hereby irrevocably waives any Claim it may have in the future, which Claim would reduce, encumber or otherwise adversely affect the Trust Account or any monies or other assets in the Trust Account, and further agrees not to seek recourse, reimbursement, payment or satisfaction of any Claim against the Trust Account or any monies or other assets in the Trust Account for any reason whatsoever.

This letter agreement constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

This letter agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by the parties hereto.

No party hereto may assign either this letter agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee.

This letter agreement constitutes the entire relationship of the parties hereto, and any litigation between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of Delaware, without giving effect to its choice of laws principles.

The parties (i) submit to the jurisdiction of the state courts and federal courts located in the State of Delaware for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (ii) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in state courts of or federal courts located in the State of Delaware, and (iii) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

[Signature Page Follows]

Very truly yours,

PURE ACQUISITION CORP.

By:
Name: Steven W. Tholen
Title: Chief Financial Officer

AGREED TO AND ACCEPTED BY:

HIGHPEAK ENERGY PARTNERS, LP

By: HIGHPEAK ENERGY PARTNERS GP, LP, its general partner

By: HIGHPEAK GP, LLC, its general partner

By:
Name: Jack Hightower
Title: Chief Executive Officer

SIGNATURE PAGE TO ADMINISTRATIVE SERVICES AGREEMENT